Exhibit 32.1

Certificate of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of National Vision, Inc. (the “Company”) on Form 10-K for the fiscal year ended January 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Reade Fahs, the Chief Executive Officer of the Company, and I, Paul A. Criscillis, Jr., the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 , that:

1.               The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date March 25, 2005	/s/ Reade Fahs
Chief Executive Officer

/s/ Paul A. Criscillis, Jr.
Chief Financial Officer